UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June  15,  2007

AMERICAN TECHNICAL CERAMICS CORP.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-9125 (Commission File Number)	11-2113382 (IRS Employer Identification No.)

ONE NORDEN LANE, HUNTINGTON STATION, NY 11746
(Address of Principal Executive Offices)

(631) 622-4700
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 15, 2007, American Technical Ceramics Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AVX Corporation (“AVX”) and a wholly owned subsidiary of AVX (“AVX Merger Sub”), pursuant to which AVX will acquire 100% of the outstanding equity interests of the Company.

The Merger Agreement provides that, subject to satisfaction of various conditions to closing, AVX Merger Sub will be merged (the “Merger”) with and into the Company, the separate corporate existence of AVX Merger Sub shall cease and the Company will continue as the surviving corporation in the merger as a wholly-owned subsidiary of AVX under the laws of the State of Delaware. Pursuant to the Merger, each outstanding share of common stock of the Company will be converted into the right to receive $24.75 per share in cash, without interest, and each outstanding option to purchase shares of common stock of the Company will be converted into the right to receive $24.75 less the applicable exercise price in respect of each share of common stock underlying such option. The aggregate consideration to be received by the Company’s stockholders and optionholders in the Merger is approximately $231 million.

Completion of the Merger is subject to the satisfaction of various conditions customary for transactions of this nature, including approval of the transaction by the Company’s stockholders and receipt of necessary regulatory approvals and consents.

Concurrently with the execution of the Merger Agreement, AVX and AVX Merger Sub also entered into a Voting Agreement (the “Voting Agreement”) with Mr. Victor Insetta, the President and Chief Executive Officer of the Company, and certain trusts for his benefit and the benefit of his family members (who hold in the aggregate approximately 49% of the outstanding shares of common stock of the Company). Pursuant to the Voting Agreement, Mr. Insetta and such other stockholders have, subject to certain conditions, agreed, among other things, to vote their shares of the Company’s common stock in favor of the Merger Agreement and the transactions contemplated thereby, and granted to AVX an irrevocable proxy in the event they fail to perform their obligations under the Voting Agreement.

Attached hereto as Exhibit 99.1 is the Company’s press release, dated June 18, 2007, relating to the Merger.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release of the Company, dated June 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNICAL CERAMICS CORP.
(Registrant)
/S/ VICTOR INSETTA
Date: June 18, 2007	Victor Insetta President and Chief Executive Officer